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                                                                    EXHIBIT 32.1

   CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF IXIA PURSUANT TO RULE 13A-14(B) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Ixia (the "Company") on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Errol Ginsberg, President and Chief Executive Officer of the Company and, Thomas B. Miller, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2004                   By: /s/ Errol Ginsberg
                                           -----------------------------------
                                                  Errol Ginsberg
                                           President and Chief Executive Officer

Date: March 12, 2004                   By: /s/ Thomas B. Miller
                                           -----------------------------------
                                                 Thomas B. Miller
                                              Chief Financial Officer